EXHIBIT 32.2

April 30, 2018

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Lazard Group LLC (the “Registrant”) hereby certifies that the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Evan L. Russo
Evan L. Russo Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.